UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2018 (May 15, 2018)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Newell Brands Inc. (the “Company”) held its Annual Meeting of Stockholders on May 15, 2018. For more information on the proposals presented at the meeting, see the Company’s Definitive Proxy Statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 25, 2018 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference.

The stockholders elected each of the twelve nominees to the Board of Directors for a one-year term by a plurality vote:

DIRECTOR	FOR	WITHHELD	BROKER NON- VOTE
BRIDGET RYAN BERMAN	387,425,935	1,748,865	35,201,507

PATRICK D. CAMPBELL	383,433,914	5,740,886	35,201,507

JAMES R. CRAIGIE	388,350,396	824,404	35,201,507

DEBRA A. CREW	388,209,902	964,898	35,201,507

BRETT M. ICAHN	387,724,040	1,450,760	35,201,507

GERARDO I. LOPEZ	387,358,708	1,816,092	35,201,507

COURTNEY R. MATHER	337,078,285	52,096,515	35,201,507

MICHAEL B. POLK	388,006,269	1,168,531	35,201,507

JUDITH A. SPRIESER	387,557,578	1,617,222	35,201,507

ROBERT A. STEELE	387,401,277	1,773,523	35,201,507

STEVEN J. STROBEL	384,559,432	4,615,368	35,201,507

MICHAEL A. TODMAN	385,713,715	3,461,085	35,201,507

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2018:

For	423,307,399
Against	525,557
Abstain	543,351

The stockholders approved the advisory resolution approving executive compensation:

For	293,420,109
Against	94,731,449
Abstain	1,023,242
Broker Non-Votes	35,201,507

The stockholders approved a proposal submitted by a stockholder requesting the Board undertake such steps as may be necessary to permit stockholders to act by written consent:

For	192,288,997
Against	191,579,521
Abstain	3,936,229
Broker Non-Votes	36,571,560

(c) The terms of a Settlement Agreement, dated April 23, 2018, terminating the proxy contest between the Company and Starboard Value LP and certain of its affiliates were disclosed in a Current Report on Form 8-K filed with the SEC on April 23, 2018. An estimate of the anticipated cost to the Company of the solicitation of proxies was included in the Proxy Statement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On May 16, 2018, Mark S. Tarchetti informed Newell Brands Inc. (the “Company”) of his resignation from his position as the Company’s President, effective as of May 25, 2018 (the “Departure Date”). A copy of the internal announcement regarding Mr. Tarchetti’s departure is attached hereto as Exhibit 99.1 and incorporated by reference herein.

(c) In connection with Mr. Tarchetti’s resignation, the Company’s Chief Executive Officer, Michael B. Polk, 57, was appointed President and will now serve as President, Chief Executive Officer and Director of the Company effective as of the Departure Date. Mr. Polk has served as Chief Executive Officer of the Company since 2016 and as a member of the Board of Directors since 2009. Between 2011 and 2016, he served as President and Chief Executive Officer of the Company.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Polk and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There is no arrangement or understanding between Mr. Polk and any other person pursuant to which Mr. Polk was appointed as President of the Company. There are no transactions in which Mr. Polk has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Internal Announcement dated May 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: May 17, 2018	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal and Administrative Officer and Corporate Secretary

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